TOSCO FINANCING TRUST

                  Prospectus Supplement dated April 7, 1998
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

Dunham & Associates Fund II          1,010                    1,010
Dunham & Associates Fund III           390                      390
San Diego City Retirement           11,600                   11,600
San Diego County Convertible        46,700                   46,700
Physicians Life                      3,900                    3,900
Boston Museum of Fine Arts           1,600                    1,600
Engineers Joint Pension Fund         5,900                    5,900
Wake Forest University               9,200                    9,200
Nicholas-Applegate Income &
  Growth Fund                       41,400                   41,400
Baptist Health                       3,700                    3,700

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is April 7, 1998